Exhibit 24
POWER OF ATTORNEY
Each of the undersigned directors of XRS Corporation, a Minnesota corporation (the “Company”), does hereby make, constitute and appoint John J. Coughlan the undersigned's true and lawful attorney-in-fact, with power of substitution, for the undersigned and in the undersigned's respective name, place and stead, to sign and affix the undersigned's respective name as such director of the Company to an Annual Report on Form 10-K for the fiscal year ended September 30, 2012 or other applicable form, and all amendments thereto, to be filed by the Company with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorney-in-fact full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.
IN WITNESS WHEREOF, each of the undersigned has subscribed these presents in the capacities and on the respective dates indicated below.

Signature:	Title:	Date:
/s/ Mark E. Claeys Mark E. Claeys	Director	November 30, 2012
/s/ Donald R. Dixon Donald R. Dixon	Director	December 11, 2012
/s/ Thomas G. Hudson Thomas G. Hudson	Director	December 6, 2012
/s/ Roger W. Kleppe Roger W. Kleppe	Director	November 29, 2012
/s/ Chad M. Lindbloom Chad M. Lindbloom	Director	December 7, 2012
/s/ Christopher P. Marshall Christopher P. Marshall	Director	December 6, 2012
/s/ Michael J. Paxton Michael J. Paxton	Director	December 5, 2012
/s/ Karen T. Van Lith Karen T. Van Lith	Director	December 7, 2012